EXHIBIT 99.3

Spirit Airlines, Inc.

Fleet Plan as of April 26, 2023

	A319 CEO	A320 CEO	A320 NEO	A321 CEO	A321 NEO	Total
Total Aircraft Year-end 2022	31	64	69	30	—	194
1Q23	(4)	—	5	—	—	1
2Q23	(4)	—	5	—	1	2
3Q23	(3)	—	3	—	5	5
4Q23	(3)	—	3	—	2	2
Total Aircraft Year-end 2023 [1]	17	64	85	30	8	204
1Q24	(7)	—	5	—	4	2
2Q24	(3)	—	4	—	6	7
3Q24	(5)	—	3	—	9	7
4Q24	—	—	1	—	5	6
Total Aircraft Year-end 2024 [1]	2	64	98	30	32	226

Note:
(1) Includes the exit of 29 A319 aircraft that are under contract to be sold. Does not include lease expirations.

Seat Configurations	
Aircraft Type	**Seats**
A319 CEO	145
A320 CEO/NEO	182/182
A321 CEO/NEO	228/235